UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 3, 2016, Vapor Corp. (the “Company”) issued a press release announcing that the Series A Warrant Standstill Agreements (the “Amended Standstill Agreements”) have been amended and restated pursuant to which, among other things, each holder (each, a “Holder”) of the Series A Warrants agreed not to exercise their Series A Warrants pursuant to the "cashless exercise" provisions of the Series A Warrants prior to the earlier of (1) June 2, 2016, or (2) the date the Company completes its previously approved reverse stock split (the “Standstill Date”). Pursuant to the terms of the Amended Standstill Agreements, in the event the reverse stock split does not occur prior to June 2, 2016, the Holders agree to receive only common stock (and not cash) pursuant to any exercise of their Series A Warrants until the date of the reverse stock split. For the period through the Standstill Date, the number of Series A Warrants the Holders would have been permitted to exercise will roll over and cumulate and will be exercisable after the Standstill Date. More than 85% of the Series A Warrants are subject to the Amended Standstill Agreement.

A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated May 3, 2016 regarding the Third Amended and Restated Series A Warrant Standstill Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: May 3, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 3, 2016 regarding the Third Amended and Restated Series A Warrant Standstill Agreement